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                                                                    Exhibit 9(c)

                 ADDENDUM NO. 2 TO CO-ADMINISTRATION AGREEMENT
                 ---------------------------------------------


          This Addendum, dated as of the 30th day of July, 1997, is entered into between PEGASUS FUNDS (the "Trust"), a Massachusetts business trust, FIRST CHICAGO NBD INVESTMENT MANAGEMENT COMPANY ("FCNIMCO"), a registered investment adviser, and BISYS FUND SERVICES LIMITED PARTNERSHIP, d/b/a, BISYS FUND SERVICES ("BISYS") (each an "Administrator" and collectively, the Administrators").

          WHEREAS, the Trust, FCNIMCO and BISYS have entered into a Co-Administration Agreement dated June 11, 1996 and Addendum No. 1 ("Co-Administration Agreement"), pursuant to which the Trust appointed FCNIMCO and BISYS to act as Administrators to the Trust's Money Market, Treasury Money Market, Municipal Money Market, Michigan Municipal Money Market, Cash Management, Treasury Cash Management, U.S. Government Securities Cash Management, Treasury Prime Cash Management, Growth, International Equity, Equity Index, Growth and Value, Intrinsic Value, Mid-Cap Opportunity, Equity Income, Small-Cap Opportunity, Bond, High Yield Bond, Short Bond, Michigan Municipal Bond, Intermediate Municipal Bond, Municipal Bond, Income, Intermediate Bond, International Bond, Managed Assets Balanced, Managed Assets Conservative and Managed Assets Growth Funds (each a "Fund");

          NOW THEREFORE, the parties hereto, intending to be legally bound, hereby agree as follows:

          1. Appointment. The Trust hereby appoints FCNIMCO and BISYS to act as Administrators to the Trust for the Municipal Cash Management Fund for the period and on the terms set forth in the Co-Administration Agreement. FCNIMCO and BISYS hereby accept such appointment and agree to render the services set forth in the Co-Administration Agreement for the compensation herein provided.

          2. Compensation. For the services provided and the expenses assumed pursuant to the Co-Administration Agreement, the Trust will pay the Administrators, and the Administrators will accept as full compensation therefor, a fee, computed daily and payable monthly, at the annual rate of .15% of the Municipal Cash Management Fund's average daily net assets.

          3. Capitalized Terms. From and after the date hereof, the term "Fund" as used in the Co-Administration Agreement shall be deemed to include the Municipal Cash Management Fund. Capitalized terms used herein and not otherwise defined shall have the meanings ascribed to them in the Co-Administration Agreement.
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          4.  Miscellaneous.  Except to the extent supplemented hereby, the Co-
Administration Agreement shall remain unchanged and in full force and effect and is hereby ratified and confirmed in all respects as supplemented hereby.

          IN WITNESS WHEREOF, the undersigned have executed this Addendum as of the date and year first above written.


                              PEGASUS FUNDS


                              By: /s/ Donald G. Sutherland
                                  -------------------------------
                                  Donald G. Sutherland
                                  President and Trustee


                              FIRST CHICAGO NBD INVESTMENT
                                  MANAGEMENT COMPANY


                              By: /s/ Marco Hanig
                                  -------------------------------
                                  Marco Hanig
                                  Managing Director


                              BISYS FUND SERVICES LIMITED
                                     PARTNERSHIP

                              By: BISYS FUND SERVICES, INC.,
                                   its general partner


                                   By: /s/ J. David Huber
                                       --------------------------
                                       Name: J. David Huber
                                       Title: President

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